EXHIBIT 32
CAPSTEAD MORTGAGE CORPORATION
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
We, Andrew F. Jacobs, President and Chief Executive Officer, and Phillip A. Reinsch, Senior Vice President and Chief Financial Officer of Capstead Mortgage Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1.	The Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2005	By:	/s/ ANDREW F. JACOBS

Andrew F. Jacobs
President and Chief Executive Officer

Date: July 29, 2005	By:	/s/ PHILLIP A. REINSCH

Phillip A. Reinsch
Senior Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.